EXHIBIT 10.14

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call/Coll	Account	Officer	Initials
$5,000,000.00	03-14-2025	11-01-2025	xxxxxxx			***

Borrower:	Landmark Bancorp, Inc.	Lender:	First National Bank of Omaha
	701 Poyntz Ave		Branch #001
	Manhattan KS 66502		1620 Dodge St
Omaha, NE 68197

Principal Amount: $5,000,000.00	Date of Agreement: March 14,2025

DESCRIPTION OF EXISTING INDEBTEDNESS. This Change in Terms Agreement is an amendment and/or modification of the terms and conditions of indebtedness of Borrower as set forth in a Promissory Note dated November 1, 2021, and shall include all renewals, modifications and extensions of such documents.

DESCRIPTION OF CHANGE IN TERMS. As fully set forth herein below, this Change in Terms Agreement generally modifies the terms applicable to the Business Loan Agreement as follows:

For Landmark National Bank the following:

Tier 1 Risk Based Capital Ratio. Maintain a Tier 1 Risk-Based Capital Ratio (expressed as a percentage) shall not be less than twelve (12) percent and shall be measured on a quarterly basis. “Tier 1 Risk Based Capital Ratio” means Tier 1 Risk Based Capital Ratio as currently defined in the Landmark National Bank’s most recent Call report.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

U.S.A. PATRIOT ACT. To help the government fight the funding of terrorism and money laundering activities, the USA PATRIOT Act requires all banks to obtain and verify the identity of each person or business that opens an account. When Borrower opens an account Lender will ask Borrower for information that will allow Lender to properly identify Borrower and Lender will verify that information. If Lender cannot properly verify identity within 30 calendar days, Lender reserves the right to deem all of the balance and accrued interest due and payable immediately.

ELECTRONIC COPIES. Lender may copy, electronically or otherwise, and thereafter destroy, the originals of this Agreement and/or Related Documents in the regular course of Lender’s business. All such copies produced from an electronic form or by any other reliable means (i.e., photographic image or facsimile) shall in all respects be considered equivalent to an original, and Borrower hereby waives any rights or objections to the use of such copies.

CHANGE IN MEMBERSHIP. If Borrower or Guarantor is a limited liability company, any change in ownership of twenty-five percent (25%) or more of the membership interest of Borrower or Guarantor is an Event of Default.

CROSS DEFAULT. An Event of Default, beyond the applicable cure period, if any, or an Event of Default under any other Loan or any Related Document will constitute an Event of Default under this Agreement and a default and an Event of Default under any other agreement by Borrower or any affiliate or subsidiary of Borrower with or in favor of Lender and under any evidence of any Loan or Indebtedness held by Lender, whether or not such is specified therein. Borrower acknowledges that some Loan Documents will be preprinted forms and that it is the intent of Borrower and Lender that all Loans and Guaranties by Borrower or any affiliate or subsidiary of Borrower with or in favor of Lender be cross-defaulted with each other.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, BORROWER AGREES TO THE TERMS OF THE AGREEMENT,

BORROWER:

LANDMARK BANCORP, INC

/s/ Mark A Herpich
Mark A Herpich, Chief Fin. Officer/Secretary of
Landmark Bancorp, Inc.

LENDER:

FIRST NATIONAL BANK OF OMAHA

/s/ Tyler Sims
Tyler Sims, Director